EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Consensus Cloud Solutions, Inc. (the “Company”) for the period ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), R. Scott Turicchi, as Chief Executive Officer (Principal Executive Officer) of the Company, and James C. Malone, as Chief Financial Officer (Principal Financial Officer and Accounting Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1.The accompanying quarterly report on Form 10-Q for the quarter ended March 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Consensus Cloud Solutions, Inc.

/s/ R. SCOTT TURICCHI
R. Scott Turicchi
Dated:	May 16, 2022	Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive Officer)

Dated:	May 16, 2022	/s/ JAMES C. MALONE
James C. Malone
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Consensus Cloud Solutions, Inc. and will be retained by Consensus Cloud Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.